Exhibit 10.2

FORM OF BLOCKED ACCOUNT AGREEMENT

THIS BLOCKED ACCOUNT AGREEMENT (this “Agreement”), is dated as of October 7th 2020, and is by and among Boxlight, Inc, a Washington corporation (“Customer”), Sallyport Commercial Finance, LLC, a Delaware limited liability company (“Lender”), and CADENCE BANK, N. A., a national banking association (“Depository Bank”).

RECITALS

A. Pursuant to that certain Account Receivable Financing Agreement dated as of, September 30th, 2020 between Lender and Customer (as amended, modified or restated, the “Credit Agreement”), Lender has extended, and may in the future extend, certain credit facilities to Customer (the “Loans”).

B. As a condition to making the Loans, Lender has required that Customer grant to Lender a security interest in, among other things, all Customers’ accounts receivable and all deposit accounts at any time established by Customer.

C. Customer has established depository account no.(s) [             ] with Depository Bank (such account(s), all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein are referred to herein as the “Deposit Account”).

D. Pursuant to the Credit Agreement, Lender [  ] has [X] has not required that all remittances made by account debtors in payment of accounts receivable owed to Customer be made to a lockbox and/or a lockbox account.

E. The parties hereto desire to enter into this Agreement to perfect Lender’s security interest in the Deposit Account and to set forth their relative rights and duties with respect to the Deposit Account.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as set forth below.

Section 1. Security Interest. As security for Customer’s obligations under the Credit Agreement and the other loan documents described therein, Depository Bank acknowledges that Customer has granted to Lender a security interest in, among other things, (a) the Deposit Account, and (b) all cash, checks, money orders, drafts, collection remittances and other items of value of Customer, including those received via automated clearinghouse (“ACH”) or wire transfer, now or hereafter paid, deposited, credited or held (whether for collection, provisionally or otherwise) in or to the Deposit Account (collectively, “Receipts”). Depository Bank acknowledges Lender’s security interest in the Deposit Account and the Receipts (the “Collateral”).

Section 2. Control of Deposit Account. (a) The Deposit Account is a “deposit account” within the meaning of Uniform Commercial Code as adopted in the state of Texas (the “UCC”). The Deposit Account shall be under the exclusive dominion and control of Lender. Lender shall at all times have “control” (as defined in Section 9-104 of the UCC) of the Deposit Account. Depository Bank shall comply only with instructions originated by Lender directing disposition of funds in the Deposit Account.

(b) Neither Customer nor any person acting through or on behalf of Customer shall have any right of access to or withdrawal from the Deposit Account, and Depository Bank shall not comply with any instructions originated by Customer or any person acting through or on behalf of Customer directing disposition of funds in the Deposit Account.

Section 3. Procedures for Deposit Account. Depository Bank shall follow the following procedures with respect to the Deposit Account:

(a) On each Business Day (hereinafter defined), Depository Bank shall (i) apply and credit for deposit to the Deposit Account all Receipts consisting of checks, money orders, drafts, collection remittances and other instruments or items of value from time to time tendered by or on behalf of Customer for deposit (collectively, “Checks”) in the Deposit Account in accordance with Depository Bank’s deposit account agreements, treasury management services agreements and other standard Depository Bank documentation from time to time in effect (collectively, the “Depository Bank Account Agreements”) and (ii) apply and credit to the Deposit Account all Receipts tendered by or on behalf of Customer for deposit therein, including without limitation, all ACH or wire transfers and other payments directed to the Deposit Account in accordance with the Depository Bank Account Agreements

(b) Customer hereby irrevocably makes, constitutes and appoints Depository Bank (and all persons designated by Depository Bank for such purpose) as Customer’s true and lawful attorney and agent-in-fact to endorse Customer’s name on all Checks payable to Customer or to ___________________________________________.

(c) The term “Business Day” when used in this Agreement means any day on which Depository Bank is open for conducting substantially all its business, excluding Saturdays, Sundays and federal or state holidays.

Section 4. Lockbox.

[  ] A Lockbox has been created with respect to the Depository Account and the following provisions are applicable:

(a) Customer has agreed to cause each of the account debtors of Customer whose accounts receivable are pledged to Lender (“Account Debtors”) to deliver all payments due to Customer directly to Post Office Box Number ___________, Houston, Texas ______ (the “Lockbox”). Customer shall instruct Account Debtors not to send cash, returned merchandise, notices, communications or other materials with their payments to the Lockbox. In connection with Customer’s billing process, Customer will not provide Account Debtors with marketing reply forms or other materials which Account Debtors may return with their payments to the Lockbox. Depository Bank assumes no duty to Customer or any other person with respect to returned merchandise, property, or correspondence mailed to the Lockbox.

(b) Depository Bank shall have the sole right to enter the Lockbox.

(c) On each Business Day, Depository Bank will collect the contents of the Lockbox. Customer authorizes Depository Bank to (i) supply any necessary endorsement on the checks and drafts received in the Lockbox, including endorsing Customer’s name thereon, (ii) forward such items for collection in the normal course and (iii) deposit the proceeds thereof in the Deposit Account. Depository Bank may accept checks for deposit to the Deposit Account without endorsement and regardless of any difference between the name of the payee and Customer’s legal name (e.g., “Acme”, as opposed to “Acme Publishing, Inc.”). Customer shall be deemed to warrant the validity and legally binding effect of the endorsement of all items Depository Bank receives in the Lockbox as well as Customer’s right to receive such items for deposit to the Deposit Account.

(d) Depository Bank may elect to receive items from certain Account Debtors electronically (e.g., through ACH and not as paper items), and report them as part of Customer’s standard reporting.

(e) The cutoff time for deposits of checks received in the Lockbox on any Business Day (hereinafter defined) is 3:00 p.m., Central Time on such Business Day. Depository Bank may process items received after 3:00 p.m., Central Time on any Business Day or on a day other than a Business Day as of the next Business Day.

(f) Depository Bank may reject items for deposit that are irregular in any way. At Depository Bank’s discretion, Depository Bank may process, send for collection, or forward to Customer for disposition: checks that contain discrepancies or minor errors (e.g., a difference between the written and numerical amounts), postdated checks, stale dated checks, checks bearing payee names different from Customer’s name, checks that do not bear the drawer’s signature, altered checks, checks drawn on a foreign bank or in a foreign currency, and other irregular items. Although Depository Bank may attempt to discover and forward (without processing) items bearing notations such as “Payment in Full,” Customer agrees that Depository Bank will not be liable for its failure to do so, even if Depository Bank could have done so with the exercise of ordinary care. Depository Bank assumes no duty to confirm that any payment equals the amount of any accompanying payment coupon, statement or invoice. Customer agrees not to send or have others send demand drafts (items that do not bear the maker’s signature, but purport to be authorized by the maker) to the Lockbox.

(g) Depository Bank will image or otherwise make a record of each check and accompanying documents processed as provided in this Section 3 and will retain such records for seven (7) years. Customer acknowledges that image processing is subject to error on occasion and Customer holds Depository Bank and any third party processor used by Depository Bank’s harmless from all claims, actions, damages, attorney’s fees and costs associated with Depository Bank; inability to produce copies or images of checks. Image files of checks, deposits and remittances will be available after 5:00 p.m. on the day of deposit. In order to create indexes for web research, the remitter name, check number and check amount must be entered for each Account Debtors. Other data (e.g., invoice number and invoice amount) also can be captured. Depository Bank will retain original remittances for sixty (60) days, and, thereafter, Depository Bank will destroy original remittances.

[X] No Lockbox has been created in connection with the Depository Account.

Section 5. Transfers From Deposit Account.

[X] Funds shall be withdrawn from the Deposit Account by Zero Balance Account service Initiated by Depository Bank at the close of each Business Day. All funds on deposit in the Deposit Account to the lender as stated below:

Master ZBA:	Sallyport Commercial Finance LLC Funding Account
Master ZBA Account:
Funds shall be transferred from the Deposit Account by wire as follows:

Customer instructs Lender, and Lender agrees that Lender shall initiate a wire transfer of any collected amount or all funds on deposit in the Deposit Account not later than 11:00 a.m. (Central time) on each Business Day to the account designated below, or to such other account as may be designated in writing from time to time by Lender (the “Collection Account”):

Bank Name:
ABA #:
Account Name:
Account:
Attention:

Section 6. Other Matters Related to Deposit Account. (a) Depository Bank waives any right it may now or hereafter have to apply amounts in the Deposit Account against the payment of any indebtedness from time to time owing to Depository Bank from Customer; provided, however, that Depository Bank shall have the right at any time to debit the Deposit Account (i) to pay the Depository Bank’s fees and charges applicable to the Deposit Account and the Lockbox, if applicable (ii) in connection with Uncollected Funds (hereinafter defined) as provided in paragraph (b) below, (iii) to pay Costs of Uncollected Funds (hereinafter defined) and (iv) in order to correct errors as provided in paragraph (c) below and (v) in order to pay the Depository Bank’s fees and expenses described in Section 10 of this Agreement.

(b) Depository Bank shall demand reimbursement for (i) items returned or charged-back for any reason, including items returned as the result of a “stop payment” order or for a claimed violation of a UCC endorsement warranty, (ii) reversals or cancellations of payment orders and other electronic fund transfers, and (iii) overdrafts resulting from adjustments or corrections of previous credits or other postings in the Deposit Account (collectively, “Uncollected Funds”). Depository Bank may offset and debit the Deposit Account for (i) the amount of all Uncollected Funds (if such amount has actually been paid by Depository Bank to Lender), and (ii) any fees due to Depository Bank or charges incurred by Depository Bank in connection with its deposit or collection attempts in connection with any Uncollected Funds (collectively, “Costs of Uncollected Funds”). If the amount in the Deposit Account is insufficient to fully reimburse Depository Bank for Uncollected Funds or the Costs of Uncollected Funds, Lender agrees to pay such deficiency to Depository Bank not later than ten (10) days following receipt of demand for such payment from Depository Bank (provided that Lender’s obligations shall be limited to amounts actually paid to Lender which are not recovered by Depository Bank).

(c) Depository Bank shall have the right to debit from the Deposit Account any amounts deposited therein in error or as necessary to correct processing errors.

(d) Lender and Customer agree that, except as specifically provided in this Agreement, the Deposit Account will be subject to, and Depository Bank’s operation of the Deposit Account will be in accordance with, the terms and provisions of the Depository Bank Account Agreements. In the event that the terms of any Depository Bank Account Agreement conflict with the terms of this Agreement, the terms of this Agreement shall control.

Section 7. Statements. Customer authorizes Depository Bank to provide Lender with copies of all statements for Deposit Account and such other information relating to the Deposit Account as shall be requested by Lender. Customer agrees to pay any charges incurred by Depository Bank associated with sending statements and other information to Lender.

Section 8. Certain Matters Affecting Depository Bank. (a) This Agreement does not create any obligation of Depository Bank except for those expressly set forth in this Agreement, and no implied obligations shall be read into this Agreement against Depository Bank.

(b) Customer and Lender, as the case may be, are responsible for, and Depository Bank may rely upon, the contents of any notice or instruction that Depository Bank reasonably believes to be from Lender without any independent investigation. Depository Bank shall have no duty to inquire into the authority of the person in giving such notice or instruction. In the event that Depository Bank receives conflicting notices or instructions, Depository Bank may refuse to act.

(c) All Depository Bank’s obligations under this Agreement shall be subject to applicable laws and regulations and to the policies and procedures of Depository Bank. Nothing in this Agreement shall require Depository Bank to act in violation of any law, regulation, policy or procedure.

(d) Depository Bank shall not be deemed to have any knowledge (imputed or otherwise) of any of the terms or conditions of the Credit Agreement or any document referred to therein or relating to any financing arrangement between Customer and Lender, or any breach thereof, or any occurrence or existence of a default thereunder. Depository Bank has no obligation to inform any person of, or take any action in connection with, any such breach or default. Depository Bank is not responsible for the enforceability or validity of the security interest in the collateral described in Section 1 of this Agreement, including the Receipts and the Deposit Account.

(e) Nothing in this Agreement or any course of dealing among Customer, Lender or Depository Bank commits or obligates Depository Bank to extend any overdraft or other credit to Customer or Lender.

Section 9. No Liability; Indemnity. (a) Depository Bank shall not be liable to any party hereto or to any other person or entity for any claim, cause of action, judgment, cost, damage, liability, loss, damage or expense (including attorney’s fees) (collectively, “Liabilities”) arising out of or in any way related to the Deposit Account, any Collateral, this Agreement or any transaction conducted or service provided by Depository Bank pursuant to this Agreement, other than Liabilities caused by the gross negligence or willful misconduct of Depository Bank.

(b) Customer shall indemnify and hold harmless Depository Bank and its affiliates, and the directors, officers, employees and agents of any of them, from and against any and all Liabilities asserted against them arising directly or indirectly from or in connection with the Deposit Account, any Collateral, this Agreement or any transaction conducted or service provided by Depository Bank pursuant to this Agreement, other than Liabilities caused by the gross negligence or willful misconduct of Depository Bank or such indemnified party.

(c) In no event will Depository Bank be liable for any lost profits or for any incidental, special, consequential or punitive damages, whether or not Depository Bank knew of the possibility of such damages. Depository Bank’s substantial compliance with its standard procedures for provision of the services required under this Agreement shall be deemed to constitute the exercise of ordinary care.

(d) Depository Bank shall not be liable under this Agreement for interruption of services under this Agreement or losses or delays resulting from force majeure or failure or malfunction of computer, electronic, communication or other services.

Section 10. Fees and Expenses. Customer shall pay the customary fees and expenses of Depository Bank in connection with the Deposit Account. Customer shall also pay all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the interpretation or enforcement of this Agreement. Such fees and expenses may be debited from the Deposit Account by Depository Bank.

Section 11. Termination, Survival. (a) This Agreement may be terminated by Lender at any time upon not less than three (3) business days prior written notice delivered to Customer and Depository Bank. This Agreement may be terminated by Depository Bank at any time upon not less than fifteen (15) days prior written notice delivered to Customer and Lender; provided, however, that this Agreement may be terminated on lesser notice as reasonably deemed appropriate by Depository Bank (on written notice to Lender) if Depository Bank reasonably believes that the Deposit Account is being used in connection with any unlawful activity which has a reasonable likelihood of subjecting Depository Bank to criminal or civil liability. Termination of this Agreement shall not affect any obligation incurred under this Agreement before the effective date of such termination.

(b) Upon the effectiveness of any such notice of termination, Depository Bank will maintain the Deposit Account, and (i) immediately transmit to the Collection Account (A) all collected funds, if any, then on deposit in, or otherwise credited to, the Deposit Account, and (B) upon receipt, all Receipts (other than checks) received after such notice of termination for deposit in, or otherwise to the credit of, the Deposit Account, and (ii) deliver directly to Lender all Checks, whether then in the possession of Depository Bank or received by Depository Bank after such notice, without depositing such checks in the Deposit Account or any other account.

(c) Fifteen (15) days after the effectiveness of any such notice of termination Depository Bank shall close the Deposit Account.

(d) The provisions of Sections 1 and 2 shall survive termination of this Agreement unless and until specifically released by Lender in writing. All rights of Depository Bank under Sections 6 and 8 shall survive any termination of this Agreement.

Section 12. Representations and Warranties. (a) Each party hereto represents and warrants to the other parties hereto that such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that such execution, delivery and performance shall not constitute or cause a breach of or default under such party’s organizational documents or any material contract to which such party is bound.

(b) Each party hereto represents and warrants to the other parties hereto that this Agreement is legally valid and binding on such party, enforceable against such party in accordance with its terms, except as limited by bankruptcy or other comparable laws affecting creditors’ rights generally, and except as limited by the availability of equitable remedies.

Section 13. Tax Reporting. All reports with respect to the Deposit Account required of Depository Bank under the Internal Revenue Code or any applicable state taxation laws, rules or regulations shall be made under the name and taxpayer identification number of Customer.

Section 14. Court Order; Interpleader. Depository Bank shall disregard any and all notices, orders or instructions received from any source, except only (a) such notices, orders or instructions as are allowed by the terms of this Agreement, and (b) orders or process (including, without limitation, any judgment, decree, injunction, garnishment, tax levy or writ of seizure) of a court of competent jurisdiction or of any federal, state or local government entity (each an “Order”). If, from time to time, the Deposit Account becomes subject to an Order, Depository Bank may comply with any such Order in good faith without liability to any person, even though such Order may thereafter be annulled, reversed, modified or vacated. Depository Bank shall promptly notify Lender of its receipt of any such Order. In addition, upon receipt of an Order or upon receipt of conflicting claims to the Deposit Account or the proceeds of the Deposit Account and upon Depository Bank’s good faith determination that such action is necessary to protect its interests, Depository Bank may interplead the Deposit Account proceeds into an appropriate court of competent jurisdiction and seek a determination of its rights and obligations with respect to the Deposit Account.

Section 15. Governing Law; Venue. This Agreement is executed and delivered as an incident to a transaction negotiated, consummated, and performable in Harris County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. Any action or proceeding in connection with this Agreement may, and in the case of a proceeding against Depository Bank, shall, be brought in any state or federal court in Harris County, Texas, and each party hereto hereby irrevocably submits to the jurisdiction of such courts, and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court.

Section 16. Amendments. No amendment to this Agreement will be binding unless it is in writing and signed by all parties to this Agreement.

Section 17. Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

Section 18. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assignees.

Section 19. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and signed, and shall be deemed to have been properly given (a) when delivered in person, including by courier, (b) when sent in the form of a scanned pdf document, with electronic confirmation of receipt or (c) three (3) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below:

Customer:	Boxlight, Inc
1045 Progress Circle,
Lawrenceville, GA 30043
Attention: Takesha Brown,
Contact Telephone Number: 678 367 0809 x 238
Contact Email Address: takesha.brown@boxlight.com

Lender:	Sallyport Commercial Finance, LLC
14100 Southwest Freeway, Suite 210,
Sugar Land, TX 77478
Attention: Emma Hart
Contact Telephone Number: 832-939-9454
Contact Email Address: EHart@sallyportcf.com

Depository Bank:	Cadence Bank, N. A.
2800 Post Oak Boulevard, Suite 3800
Houston, Texas 77056
Attention: Katrina King, Executive Vice President, Treasury Manager
Contact Telephone Number: 713-871-3916
Contact Email Address: treasurymanagement@cadencebank.com

Section 20. Joint and Several Obligations. If Customer consists of more than one person or entity, each shall be jointly and severally liable to perform Customer’s obligations under this Agreement.

Section 21. Duplicate Originals, Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) may be executed in any number of counterparts, all of which together shall constitute one fully executed agreement, even though all signatures do not appear on the same document.

Section 22. Jury Trial Waiver. THE PARTIES HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

Section 23. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no oral agreements among the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, effective as of the date first above written.

CUSTOMER:

Boxlight, Inc
Tax ID: 26-4527247

By:
Name:	Michael Pope
Title:	CEO
Phone Number: 360 464 4478

LENDER:

Sallyport Commercial Finance, LLC

By:
Name:	Emma Hart
Title:	COO
Phone Number: 832-939-9454

DEPOSITORY BANK:

CADENCE BANK, N. A.

By:
Name:
Title:
Phone Number: